UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Goodrich Corporation

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Goodrich Corporation
Four Coliseum Centre
2730 West Tyvola Road
Charlotte, NC 28217-4578
USA
www.goodrich.com
October 28, 2011
Dear Colleague:
I am writing to update you on important information regarding our merger with United Technologies and to share some recent business highlights.
I am pleased to share that Jerry Witowski, Executive Vice President, Operational Excellence and Technology, has been selected as integration team leader from the Goodrich side. Jerry’s long experience in multiple positions across Goodrich gives him the perspective for this important role. Joint integration planning with United Technologies/Hamilton Sundstrand will be an ongoing process, to ensure a smooth transition after the merger closes.
On October 27, 2011, we filed our preliminary proxy statement with the United States Securities and Exchange Commission (“SEC”). A proxy statement is required when a company is soliciting shareholder votes, which is what we will be doing prior to the Goodrich shareholder vote on the merger. I encourage you to read the proxy statement, as it contains information regarding the merger and important information on how to vote your shares, if you are also a shareholder.
Filing the proxy statement is an important milestone and means that we are one step closer to completing the merger, which we expect to occur in mid-2012. In addition to the proxy filing, we have also updated our list of frequently asked questions (FAQs), which is attached for your convenience. The questions starting at number 26 are new, and we will continue to update this document as more information becomes available.
As we’ve communicated, the merger with United Technologies offers our employees the opportunity to be part of an organization with a similar vision and culture, and the depth of resources that are increasingly beneficial for sustained success in our industry. In addition, this merger will offer expanded opportunities for career growth and advancement for employees of both companies. We are excited to move forward with the integration planning process and hope you share our enthusiasm about this transformative step in our company’s history.
Thanks to your continued hard work and dedication we also continue to make great progress on our strategic and operational initiatives. Some recent highlights include:

•	The first Boeing 787 Dreamliner was delivered to launch customer All Nippon Airways of Japan in late September. Goodrich has significant content on the 787 — a major cross-enterprise effort is in progress to help ensure a smooth entry into service for Boeing and the airlines operating the 787.

•	Our Aerostructures team in Toulouse, France achieved a milestone with the delivery of the first nacelle and thrust reverser for the Rolls-Royce Trent XWB engine that will power the Airbus A350 XWB.

•	We acquired Winslow Marine Products, a leading provider of life rafts to the corporate aviation, helicopter, and marine markets. This strengthens our presence in the business jet market where we already offer a wide range of products.

•	We announced that the U.S. Air Force is reporting that the ORS-1 satellite is performing successfully in space, following its launch on June 29. ORS-1 is the first satellite in the Operationally Responsive Space program developed to support combatant command operations. Goodrich is the prime contractor on the ORS-1 program.

•	Consistent with our culture and our drive to continuously improve through the disciplined use of the Goodrich Operating System, we have finalized the 2012 Enterprise Policy Deployment Matrix, paving the way for our continued success.
We should all be proud of these achievements, which position Goodrich for continued growth and success. As we move forward, I know I can count on you to remain focused on our objectives and serving our customers with the same passion and commitment that they have come to expect from Goodrich.
It is important to remember that until the merger closes, Goodrich and United Technologies will continue to operate as independent companies. It will be business as usual here at Goodrich as we continue to execute on our business strategy. It remains extremely important that we continue to focus on our performance.
As the merger proceeds, we will make every effort to keep you informed with periodic updates. Thank you for your commitment to Goodrich and for all you do to make our company successful.

Sincerely,

Marshall Larsen
Chairman, President and Chief Executive Officer

Additional Information
In connection with the proposed merger, the Company filed a preliminary proxy statement with the SEC. INVESTORS ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT AND, WHEN IT BECOMES AVAILABLE, THE DEFINITIVE PROXY STATEMENT, BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE COMPANY. You will be able to obtain the preliminary proxy statement, the definitive proxy statement (when available) as well as other filings containing information about the Company, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the proxy statement and other filings made by the Company with the SEC can also be obtained, free of charge, by directing a request to Goodrich Corporation, Four Coliseum Centre, 2730 West Tyvola Road, Charlotte, North Carolina 28217, c/o Secretary.
Forward-Looking Statements
This document contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are not based on historical facts but instead reflect the Company’s expectations, estimates or projections concerning future results or events. These statements generally can be identified by the use of forward-looking words or phrases such as “believe,” “expect,” “anticipate,” “may,” “could,” “intend,” “intent,” “belief,” “estimate,” “plan,” “likely,” “will,” “should” or similar words or phrases. These statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause our actual results, performance or achievements to differ materially from those expressed or indicated by those statements. We cannot assure you that any of our expectations, estimates or projections will be achieved.
The forward-looking statements included in this document are only made as of the date of this document and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances.
Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: demand for and market acceptance of new and existing products; our ability to extend our commercial OE contracts beyond the initial contract periods; cancellation or delays of orders or contracts by customers or with suppliers; our ability to obtain price adjustments pursuant to certain of our long-term contracts; the financial viability of key suppliers and the ability of our suppliers to perform under existing contracts; the extent to which we are successful in integrating and achieving expected operating synergies for recent and future acquisitions; successful development of products and advanced technologies; the impact of bankruptcies and/or consolidations in the airline industry; the health of the commercial aerospace industry, including the large commercial, regional, business and general aviation aircraft manufacturers; global demand for aircraft spare parts and aftermarket services; changing priorities or reductions in the defense budgets in the U.S. and other countries, U.S. foreign policy and the level of activity in military flight operations; the possibility of restructuring and consolidation actions; threats and events associated with and efforts to combat terrorism; the extent to which changes in regulations and/or assumptions result in changes to expenses relating to employee and retiree medical and pension benefits; competitive product and pricing pressures; our ability to recover under contractual rights of indemnification for environmental, asbestos and other claims arising out of the divestiture of our tire, vinyl, engineered industrial products and other businesses; the effect of changes in accounting policies or legislation, including tax legislation; cumulative catch-up adjustments or loss contract reserves on long-term contracts accounted for under the percentage of completion method of accounting; domestic and foreign government spending, budgetary and trade policies; economic and political changes in international markets where we compete, such as changes in currency exchange rates, interest rates, inflation, fuel prices, deflation, recession and other external factors over which we have no control; the outcome of contingencies including completion of acquisitions, joint ventures, divestitures, tax audits, litigation and environmental remediation efforts; the impact of labor difficulties or work stoppages at our, a customer’s or a supplier’s facilities; other factors that are set forth in management’s discussion and analysis of the Company’s most recently filed reports with the SEC; and uncertainties associated with the proposed acquisition of the Company by United Technologies, including uncertainties relating to the anticipated timing of filings and approvals relating to the transaction, the expected timing of completion of the transaction and the ability to complete the transaction. This list of factors is illustrative, but by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty.
Participants in the Solicitation
The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the special meeting of shareholders that will be held to consider the proposed merger. Information about the Company’s directors and officers and their ownership of the Company’s common stock is set forth in its Form 10-K which was filed with the SEC on February 15, 2011 and the proxy statement for the Company’s Annual Meeting of shareholders, which was filed with the SEC on March 10, 2011. Shareholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the proposed merger, which may be different than those of the Company’s shareholders generally, by reading the preliminary proxy statement filed with the SEC on October 27, 2011, the definitive proxy statement (when available) and other relevant documents regarding the proposed merger, when filed with the SEC.